UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2015

Aruba Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Crossman Ave

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 227-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 18, 2015, Hewlett-Packard Company, a Delaware corporation (“HP”), completed its previously announced acquisition of Aruba Networks, Inc. (“Aruba”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 2, 2015 (the “Merger Agreement”), by and among HP, Aspen Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of HP (“Merger Sub”), and Aruba, Merger Sub merged with and into Aruba (the “Merger”) with Aruba surviving the Merger as a wholly-owned subsidiary of HP. Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of Aruba (such shares, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (including any Shares resulting from the settlement of Company RSUs which become vested as a result of the consummation of the Merger, but excluding, (i) any shares held in the treasury of Aruba or owned, directly or indirectly, by HP or Merger Sub immediately prior to the Effective Time and (ii) any Shares issued and outstanding immediately prior to the Effective Time that were held by any holder who had not voted in favor of the Merger and who was entitled to demand and properly demands appraisal of such Shares pursuant to Section 262 of the DGCL) were cancelled and extinguished and automatically converted into the right to receive $24.67 in cash, without interest, and subject to deduction for any required withholding Tax (the “Merger Consideration”).

At the Effective Time, each option (each, a “Company Stock Option”) to purchase Shares granted under any Company equity plan that was unvested and outstanding immediately prior to the Effective Time and was held by a person providing services to Aruba or a Subsidiary of Aruba immediately prior to the Effective Time, and each award of restricted stock units and market stock units (collectively, “Company RSUs”) representing the right to receive one Share for each Company RSU granted under any Company equity plan that was outstanding immediately prior to the Effective Time (but excluding, for the avoidance of doubt, any Company RSU that becomes vested as a result of the consummation of the Merger and is settled in Shares that, in turn, converts into the right to receive the Merger Consideration) and was held by a person providing services to Aruba or a Subsidiary of Aruba immediately prior to the Effective Time was assumed by HP and converted automatically into a right to receive shares of Parent Common Stock based on formulas set forth in the Merger Agreement (or cash, if so provided under the terms of such Company RSU or required by applicable law) and subject to terms and conditions substantially identical to those in effect at the Effective Time. Notwithstanding the foregoing, at the Effective Time each Company Stock Option to purchase Shares granted under any Company equity plan that was vested and outstanding immediately prior to the Effective Time was not assumed by HP and was cancelled and, in exchange therefor, each former holder of any such cancelled vested Company Stock Option has the right to receive an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (i) the excess of the Merger Consideration over the exercise price per Share under such vested Company Stock Option and (ii) the number of Shares subject to such vested Company Stock Option; provided, that if the exercise price per Share of any such vested Company Stock Option was equal to or greater than the Merger Consideration, such vested Company Stock Option was cancelled without any cash payment being made in respect thereof.

The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to Aruba’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 3, 2015, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

On May 19, 2015, Aruba notified The NASDAQ Global Select Market (“NASDAQ”) of the effectiveness of the Merger. In connection therewith, Aruba informed NASDAQ of the Merger Consideration being paid by Parent and requested that NASDAQ file a notification of removal from listing on Form 25 with the SEC with respect to the common stock of Aruba. Trading of Aruba common stock on NASDAQ was halted prior to the opening of trading on May 19,

2015 and will be suspended effective May 20, 2015. Aruba will file with the SEC, on Form 15, a certification and notice of termination of the registration of such shares of common stock under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and suspension of its obligations to file reports under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (excluding, (i) any shares held in the treasury of Aruba or owned, directly or indirectly, by HP or Merger Sub immediately prior to the Effective Time and (ii) any Shares issued and outstanding immediately prior to the Effective Time that were held by any holder who had not voted in favor of the Merger and who was entitled to demand and properly demands appraisal of such Shares pursuant to Section 262 of the DGCL) was cancelled and extinguished and automatically converted into the right to receive the Merger Consideration.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

On May 18, 2015, as a result of the Merger, a change in control of Aruba occurred, and Aruba became a wholly-owned subsidiary of HP. HP paid approximately $2.7 billion of cash to Aruba’s security holders pursuant to the Merger Agreement. In addition, approximately 11 million Company Stock Options and Company RSUs were assumed by HP and converted into equity of HP pursuant to the Merger Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, each of the members of the Board of Directors of Aruba, Dominic P. Orr, Keerti Melkote, Bernard Guidon, Emmanuel Hernandez, Michael R. Kourey, Willem P. Roelandts, Juergen Rottler, and Daniel Warmenhoven, resigned from the Board of Directors of Aruba and Jeremy K. Cox, Catherine A. Lesjak, and Rishi Varma, each a director of Merger Sub prior to the Merger, were elected to the Board of Directors of Aruba to serve until the earlier of their resignation or removal or until their respective successors have been duly elected and qualified.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, each of the executive officers of Aruba, Dominic P. Orr, Michael M. Galvin, Keerti Melkote, and John D. DiLullo resigned as officers of Aruba and Catherine A. Lesjak and Rishi Varma, each an officer of Merger Sub prior to the Merger, became officers of Aruba.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in the Merger Agreement, at the Effective Time, the articles of incorporation and bylaws of Aruba were amended and restated.

Copies of the amended and restated articles of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Title

2.1	Agreement and Plan of Merger by and among Hewlett-Packard Company, Aspen Acquisition Sub, Inc. and Aruba Networks, Inc., dated as of March 2, 2015, is incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Aruba on March 3, 2015 with a date of earliest event reported of March 2, 2015

3.1	Amended and Restated Articles of Incorporation of Aruba Networks, Inc.

3.2	Amended and Restated Bylaws of Aruba Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aruba Networks, Inc.

DATE: May 19, 2015	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	President and Secretary